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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the December 16, 1993 Registration Statement on Form S-8 (Registration No. 33-73018) and in the July 9, 1996 Registration Statement on Form S-8 (Registration No. 333-07827) of our report, dated November 24, 1999, which appears in the annual report on Form 10-K of Todhunter International, Inc. for the year ended September 30, 1999.




                                                  /s/ McGladrey & Pullen, LLP


West Palm Beach, Florida
December 15, 1999